U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 22, 2005

AMEDISYS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of

Incorporation or Organization)

0-24260	11-3131700
(Commission File Number)	(I.R.S. Employer Identification No.)

11100 Mead Road, Suite 300, Baton Rouge, LA 70816

(Address of principal executive offices including zip code)

(225) 292-2031

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-(c) under the Exchange Act (17CFR 240.13e-(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On February 22, 2005, the Registrant’s Board of Directors approved a new director compensation package for non-management directors. The compensation package is effective March 1, 2005.

Non-management directors will receive an annual retainer of $36,000 per year, paid in equal monthly installments. Each non-management director will also receive a meeting attendance fee of $1,000 per meeting for each meeting attended in person and $500 per meeting for each meeting attended via teleconference. Each non-management director will further receive $2,000 for attendance at the annual strategy session of the Board of Directors. The Lead Director and the Chairman of the Audit Committee will receive, in addition to the amounts stated above, $12,000 per year, paid in equal monthly installments. Furthermore, pursuant to the Registrant’s Director’s Stock Option Plan, each non-management director will receive restricted stock having an aggregate value of $44,000, to be issued each July, in lieu of stock option grants, as has been the customary practice. Such restricted shares will vest in their entirety on the first anniversary of the date of grant.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements of Business Acquired.

Not applicable

(b) Pro Forma Financial Information

Not applicable

(c) Exhibits

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMEDISYS, INC.

By:	/s/ Gregory H. Browne
Gregory H. Browne
Chief Financial Officer

DATE: March 1, 2005